Exhibit 99.1

ELLINGTON FINANCIAL ANNOUNCES REIT CONVERSION AND CLOSING OF EXCHANGE OFFER
OLD GREENWICH, CONNECTICUT, February 13, 2019—Ellington Financial LLC (NYSE: EFC) ("Ellington Financial" or the "Company") announced today that it plans to elect to be taxed as a REIT for U.S. federal income tax purposes for the taxable year ending December 31, 2019. To facilitate this planned election, it has elected to be taxed as a corporation for U.S. federal income tax purposes effective as of January 1, 2019.
“I am excited that we completed our tax conversion from a publicly traded partnership,” said Laurence Penn, Chief Executive Officer and President. “Our tax reporting to investors will be greatly simplified as a REIT, which should expand our investor base and greatly improve the liquidity of our stock."
The Company will issue a final Schedule K-1 to shareholders who held shares in 2018. For 2019, the Company will issue a Form 1099 to shareholders reporting all dividends paid.
The Company also announced today that it has closed on its exchange offer relating to its 5.25% Senior Notes due September 1, 2022 (the “Existing Notes”). All $86,000,000 of the outstanding principal amount of the Existing Notes were exchanged for an equal principal amount of a new issue of 5.50% Senior Notes due September 1, 2022 (the “New Notes”), issued by the Company’s subsidiaries EF Holdco Inc. and EF Cayman Holdings Ltd. along with other Company subsidiaries that may be added as issuers, and guaranteed by the Company. The Company’s election to be taxed as a corporation for U.S. federal income tax purposes, which was made in connection with its plan to elect to be taxed as a REIT, was a condition to the closing.
The New Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The exchange offer was not made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release does not constitute an offer to sell or the solicitation of an offer to purchase any securities.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include, without limitation, statements regarding the Company’s planned REIT election and tax reporting, and statements regarding the potential benefits of converting to a REIT. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company’s ability to qualify and maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 15, 2018 which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company's files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ellington Financial
Ellington Financial invests in a diverse array of real-estate-related and other financial assets, including residential and commercial mortgage-backed securities, residential and commercial mortgage loans, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.